UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008
Sykes Enterprises, Incorporated
(Exact name of registrant as specified in its charter)

Florida	0-28274	56-1383460

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

400 N. Ashley Drive, Tampa,
Florida	33602

(Address of principal executive	(Zip Code)
offices)
Registrant’s telephone number, including area code: (813) 274-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
Waivers of Code of Ethics
     On May 22, 2008, the Board of Directors of the Company approved two waivers of the provisions of the Company’s Code of Ethics, which provides that all material transactions and relationships involving a potential conflict of interest for any executive officer or director of the Company must be approved in advance by the Board, and that no officer or employee of the Company may, on behalf of the Company, authorize or approve any transaction or relationship, or enter into any agreement, if they are aware that an executive officer or a director of the Company, or any member of any such person’s family, may have a personal interest in such transaction or relationship, without such Board approval.
     The first waiver related to the entry, on January 25, 2008, into a real estate lease for a 35,000 square foot customer contact management center located in Kingstree, South Carolina, with Kingstree Office One, LLC. Kingstree Office One is an entity controlled by John H. Sykes, the Company’s founder, former Chairman and Chief Executive Officer and a current major stockholder and the father of Charles E. Sykes, the Chief Executive Officer and a Director of the Company.
     The second waiver related to the entry, on January 1, 2008, into an oral agreement with JHS Equity, LLC, a company owned by John H. Sykes, pursuant to which the Company agreed to pay $400 per hour, and reimbursement for actual out of pocket expenses, for transitional real estate consulting services to be performed for the Company by David P. Reule, the Company’s former Senior Vice President of Real Estate who retired in December, 2007. Such services are to be performed on an as-requested basis. Between January 1, 2008 and May 21, 2008, the Company paid $99,420.39 to JHS Equity under such agreement.
     Although the Company’s management conferred with members of the Board and Audit Committee regarding these transactions, they inadvertently neglected to obtain formal prior approval from the Company’s Audit Committee and Board of Directors. The Audit Committee approved the transactions and agreements on May 21, 2008, and recommended approval to the full Board which approved them on May 22, 2008. Both of these transactions were disclosed in Note 16 to the Company’s quarterly report on Form 10-Q filed on May 7, 2008. Copies of the lease agreement and the continuing services agreement which replaces the oral agreement with JHS Equity are attached to this report as exhibits.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits.

Exhibit 99.1	Lease Agreement, dated January 25, 2008, Lease Amendment Number One and Lease Amendment Number Two dated February 12, 2008 and May 28, 2008 respectively, between Sykes Enterprises, Incorporated and Kingstree Office One, LLC.

Exhibit 99.2	Continuing Services Agreement between Sykes Enterprises, Incorporated and JHS Equity, LLC, dated May 28, 2008.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYKES ENTERPRISES, INCORPORATED
	By:	/s/ W. Michael Kipphut
W. Michael Kipphut
Date: May 29, 2008		Senior Vice President and Chief Financial Officer

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